Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NCS Multistage Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	–	–	–	–	–	–	–	–	–	–	–	–
Fees Previously Paid	–	–	–	–	–	–	–	–	–	–	–	–
Carry Forward Securities
Carry Forward Securities (Primary)	Equity	Common Stock offered by Selling Stockholder, par value $0.01 per share	415(a)(6)	(1)(2)	(1)(3)	$200,000,000.00(3)	–	$21,820.00(5)	Form S-3	333-257795	July 23, 2021	$21,820.00
Carry Forward Securities (Secondary)	Equity	Common Stock offered by Selling Stockholder, par value $0.01 per share	415(a)(6)	1,667,734(2)	$30.89(4)(5)	$51,516,303.30(4)		$5,620.43(5)	Form S-3	333-257795	July 23, 2021	$6,066.00
	Total Offering Amounts					$251,516,303.30	–	–
	Total Fees Previously Paid					–	–	$27,440.43
	Total Fee Offsets					–	–	–
	Net Fee Due					–	–	$0

(1) There is being registered hereunder an indeterminate number of shares of common stock, $0.01 par value (the “common stock”), with an aggregate initial offering price not to exceed $200,000,000, that may be issued by the registrant at various times and at indeterminate prices. The proposed amount to be registered and the maximum aggregate offering price per share of common stock will be determined from time to time by the registrant in connection with the issuance by the registrant.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) With respect to the primary offering, in no event will the aggregate initial offering price of all common stock offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $200,000,000.

(4) With respect to any secondary offering, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such common stock.

(5) The registrant filed a registration statement on Form S-3 (File No. 333-257795) with the Securities and Exchange Commission on July 9, 2021, which was deemed effective on July 23, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered (1) an indeterminate amount of common stock with an aggregate initial offering price not to exceed $200,000,000 (the “Primary Offering”) and (2) 1,799,816 shares of common stock (the “Secondary Offering”). As of the date of the filing of this registration statement, the total indeterminate amount of shares of common stock registered under the Prior Registration Statement with respect to the Primary Offering remained unsold (the “Unsold Primary Securities”) and 1,667,734 shares of common stock registered under the Prior Registration Statement with respect to the Secondary Offering remained unsold (the “Unsold Secondary Securities” and, together with the Unsold Primary Securities, the “Unsold Securities”). A registration fee of $27,440.43 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement), consisting of a $21,820.00 registration fee associated with the Primary Offering and a $5,620.43 registration fee associated with the Secondary Offering, related to a maximum aggregate offering price of $251,516,303.30, was previously paid in connection with the Unsold Securities. Solely for the purposes of calculating the filing fee associated with the Secondary Offering registered pursuant to the Prior Registration Statement, the proposed maximum offering price per unit was determined to be $30.89 pursuant to Rule 457(c). Pursuant to Rule 415(a)(6) under the Securities Act, all of the Unsold Securities (and associated filing fees) are being carried forward and registered under this registration statement. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.